Exhibit 3.3

BY-LAWS

OF

ESTERLINE CORPORATION

(Amended and Restated
as of September 16, 1999)

ARTICLE I
Offices

      Section 1.1   Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof is Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware.

      Section 1.2   Other Offices. The Corporation may also have offices at such other places as the Board of Directors may determine from time to time, or the business of the Corporation may require.

ARTICLE II
Stockholder's Meetings

      Section 2.1   Place of Meetings. All meetings of stockholders for the election of directors shall be held in the City of New York, State of New York, at such place therein as the Board of Directors may designate, or at such other place, city and state as the Board of Directors may determine. All other meetings of the stockholders shall be held at such place or places within or without the State of Delaware as may from time to time be fixed by the Board of Directors and specified in the respective notices or waivers of notice of such meetings.

      Section 2.2   Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the first Wednesday of March, if not a legal holiday, and if a legal holiday, then on the day following, or on such other date as may be set by resolution of the Board of Directors. If the election of such directors shall not be held on the day designated for any such annual meeting, or if held, shall result in a failure to elect such directors, the directors shall cause such meeting to be held as soon thereafter as convenient.

      Section 2.3   Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be held upon call of the President or any Vice President or the Secretary, or the majority of the Board of Directors, and shall be called at any time by the President or any Vice President of the Secretary upon the request of stockholders holding at least one-fourth of the outstanding capital stock entitled to vote at such meeting.

      Section 2.4   Notice. Notice of the time and place of any meeting of stockholders shall be given by personally delivering or mailing written notice thereof not less than ten (10) nor more than sixty (60) days before such meeting, but meetings may be held without notice if all stockholders are present thereat, or if notice is waived by those not present. Notice of special meetings shall state the object or purposes thereof.

      Section 2.5   Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite to, and shall constitute, a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented any business may be transacted at the meeting as originally noticed; provided, however, that if after the adjournment a new record date is fixed for the adjourned meeting, notice of such adjourned meeting shall be given in accordance with Section 2.4 of these By-laws.

      Section 2.6   Organization. At each meeting of stockholders, the Chairman of the Board of Directors, or in his absence the President of the Corporation, shall act as Chairman of the meeting and preside thereat, and the Secretary or, in his absence, an Assistant Secretary or such other person whom the Chairman of the meeting shall appoint for such purposes, shall act as Secretary of such meeting and record the minutes thereof.

      Section 2.7   Voting. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by any instrument in writing subscribed by such stockholder. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. At all meetings of the stockholders the voting may be via voice. Except as otherwise required by statute, by the Certificate of Incorporation or by these By-laws, all matters shall be determined by a majority of the votes cast on such matter.

      Section 2.8   Judges of Election. In the case of any vote by ballot, the directors, or in the case of their failure to do so, the meeting, shall appoint two or more persons to act as judges. The judges so appointed shall, before entering upon the discharge of their duties, be sworn faithfully to execute the duties as such judges with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them.

ARTICLE III
Directors

      Section 3.1   Powers. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, the property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

      Section 3.2   Number and Tenure. The Board of Directors shall be not less than three (3) nor more than fourteen (14) in number, as may be fixed from time to time by the Board of Directors, and the Board of Directors may increase or decrease the number of directors at any time within said limits, except as otherwise provided by the Certificate of Incorporation of the Corporation. Each director shall hold office until the next annual election and until his successor shall have been duly elected and shall have qualified, or until his prior death, resignation or removal. Directors need not be stockholders.

      Section 3.3   Election of Directors. Except as otherwise provided by law or by the Certificate of Incorporation, at each meeting of stockholders for the election of directors at which a quorum shall be present, the persons receiving a plurality of the votes cast shall be elected directors.

      Section 3.4   Regular Meetings. The Board of Directors shall meet for the election of officers and for the transaction of any other business as soon as practicable after the annual meeting of stockholders, at such place as shall have been previously fixed for that purpose by resolution by the Board. Other regular meetings of the Board may be held at such times and places as the Board may from time to time determine. No notion of any such annual or regular meeting of the Board need be given, provided that whenever the time or place of such meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his address appearing upon the books of the Corporation.

      Section 3.5   Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President, the Secretary or any two directors. Notice of the time and place of any such special meeting of the Board of Directors shall be served personally upon each director or mailed, telegraphed or cabled to his address appearing upon the books of the Corporation at least two (2) days before the meeting. Notice of such special meetings need not be given to any director who is present thereat or who shall waive notice thereof, before or after such meeting, in writing.

      Section 3.6   Action by Consent. Except as otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all the members of the Board or of such committee and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.

      Section 3.7   Place of Meeting. Meetings of the Board of Directors may be held at such place or places within or without the State of Delaware as may be fixed by the Board or designated in the notice or waiver of notice of the meeting.

      Section 3.8   Quorum. A majority of the directors (but in no case less than two directors), shall constitute a quorum for the transaction of business, but if, at any meeting of the Board, there be less than a quorum present, a majority of the directors present may, without further notice, adjourn the same from time to time until a quorum shall attend. A majority of such quorum shall decide any questions that may come before the meeting.

      Section 3.9   Resignations. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Corporation unless otherwise specified therein.

      Section 3.10   Vacancies. Vacancies in the Board of Directors from any cause, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority of the remaining directors, through less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualify, unless sooner displaced; provided, however, that if the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of shares of the capital stock of the Corporation at the time outstanding having the right to vote for directors, an election to fill any such vacancy or vacancies or newly created directorships or to replace the director or directors chosen by the directors then in office as aforesaid may be held as provided in Section 223 of the General Corporation Law of the State of Delaware.

      Section 3.11   Removal. Except as otherwise provided by statute, at any special meeting of the stockholders, duly called as provided in these By-laws, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause. At such meeting a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 3.10.

      Section 3.12   Compensation. Directors shall receive such reasonable compensation for their services as such, in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 3.13   Committees. The Board of Directors, from time to time, by resolution adopted by a majority of the whole Board, may create such committee or committees of directors, consisting of two or more directors, for the purpose of advising with the Board in all such matters as the Board shall deem advisable and with such functions, powers and duties as the Board shall prescribe. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Each such committee shall serve at the pleasure of the Board, which shall have the power at any time to change the members thereof, to fill vacancies therein, and to discharge any such committee, with or without cause. Committee members, or the chairman of a committee, shall receive such reasonable compensation for their or his services as such, in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 3.14   Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders at which he shall be present, and shall perform such other functions and responsibilities and have such other powers and duties appropriate for a non-officer director as may be conferred upon him by the Board of Directors.

ARTICLE IV
Officers

      Section 4.1   Officers. The officers of the Corporation shall be the President and Chief Executive Officer, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other subordinate officers as it deems advisable, to hold office for such periods as are provided in these By-laws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer the power to appoint any such subordinate officers and to prescribe power to appoint any such subordinate officers and to prescribe their respective terms of office, functions and duties. Any such subordinate officers shall perform such functions and duties as may be conferred upon them by these By-laws, the President or the Board of Directors.

      Section 4.2   Election, Term, Vacancies, etc. Each officer (except such subordinate officers as may be appointed in accordance with the provisions of Section 4.1) shall be elected by the Board of Directors. Each such officer (whether elected at the first meeting of the Board of Directors following the annual meeting of the stockholders or to fill a vacancy or otherwise) shall hold office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor shall have been elected, or until his death, resignation or removal. Any officer specifically designated in Section 4.1 may be removed at any time, with or without cause, at any meeting of the Board of Directors by the affirmative voice of a majority of all the directors then in office. Any subordinate office appointed in accordance with the provisions of Section 4.1 may be removed at any time, with or without cause, at any meeting of the Board of Directors by the affirmative vote of a majority of the directors present at such meeting, or by any superior officer upon whom such power of removal shall have been conferred by the Board of Directors. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors or to the President or the Secretary. Such resignation shall take effect at the time specified therein, or if no time is so specified, at the time of receipt thereof. If an office becomes vacant for any reasons, the vacancy shall be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular election or appointment to such office.

      Section 4.3   Compensation. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer the power to fix the salaries or other compensation of any officers appointed in accordance with the provisions of Section 4.1.

      Section 4.4   Powers. The officers of the Corporation shall have the following powers and duties, except as modified by the Board of Directors, and such other powers and duties as generally pertain to their respective offices:

(a)

The President shall be the chief operating officer of the Corporation, subject to the direction of the chief executive officer, and shall perform and exercise such powers and responsibilities as normally pertain to such office and such other powers and duties as may be conferred upon him by these By-laws.

(b)

The Executive Vice Presidents and Vice Presidents shall, in such order of seniority as the President or the Board of Directors may specify, in the absence or disability of the President, perform and exercise the duties of the President and shall have such other powers and duties as may be conferred upon them by these By-laws, the President or the Board of Directors.

(c)

The Treasurer shall administer the cash accounts of the Corporation and shall perform such functions and duties as normally pertain to such office by these By-laws, the President or the Board of Directors.

(d)

The Controller shall maintain the books and records of the Corporation, shall be the principal accounting officer of the Corporation and shall perform such functions and duties and normally pertain to such office and such additional duties as may be conferred upon him by these By-laws, the President or the Board of Directors.

(e)

The Secretary shall record the minutes of all meetings of the stockholders and directors at which he shall be present, shall have charge and custody of the minute books and corporate seal of the Corporation and shall perform such other duties and functions as normally pertain to this office and such additional duties as may be conferred upon him by these By-laws, the President or the Board of Directors.

ARTICLE V
Stock

      Section 5.1   Certificates. The certificates of stock of the Corporation shall be in such form and executed in such manner as may be prescribed by law and by the Board of Directors and shall be numbered and entered in the books of the Corporation as they are issued. They shall contain the holder's name and the number of shares represented thereby and shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles.

      Section 5.2   Transfer. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning such rules and regulations as it may deem expedient concerning the issuance, registration and transfer of certificates of stock, and may appoint transfer agents or transfer clerks and registrars thereof.

      Section 5.3   Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to make affidavit of the fact of such loss, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate allege to have been lost, stolen or destroyed.

      Section 5.4   Record Date. The Board of Directors may fix, in advance, a date, which shall not be more than sixty (60) days or less than ten (10) days before the date of any meeting of stockholders or any adjournment thereof, or the date for payment of any dividend, or the date for any allotment of rights, or the date when any change, conversion or exchange of capital stock shall be effected, or the date when stockholders are entitled to express consent to any action or to take any other lawful action, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend or any such allotment of rights or to exercise rights with respect to any such change, conversion or exchange of capital stock, or to stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of such dividend or allotment of rights, or to exercise such rights or to express consent or take such other action, notwithstanding any transfer on the books of the Corporation after such record date.

ARTICLE VI
Notices

      Section 6.1   Manner of Notice. Whenever under the provisions of the statutes of the State of Delaware or the Certificate of Incorporation or of these By-laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice; but such notice may be given in writing by mail by depositing the same in a post office or letter box in a postpaid, sealed wrapper, addressed to such director or stockholder at such address as appears on the books of the Corporation and such notice shall be deemed to be given at the time when the same shall be thus mailed.

      Section 6.2   Waiver. Any notice required to be given under these By-laws may be waived by a writing, signed by the person or persons entitled to said notice, whether before or after the time stated herein.

      Section 6.3   When Notice Unlawful. Whenever any notice is required to be given by the Certificate of Incorporation or these By-laws to any person, and communication with such person is then made unlawful by any statute or by any rule, regulation, order or proclamation issued thereunder, the giving of such notice to such person shall not be required, and the Corporation shall be under no duty to apply for a license or permit for the giving of any such notice.

ARTICLE VII
Depositories

      The Board of Directors is authorized to select such depositories as it shall deem proper for the funds of the Corporation. The Board of Directors shall determine who shall be authorized in the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and other documents.

ARTICLE VIII
Books, Inspection, Etc.

      A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name, shall be prepared and made available for the inspection of stockholders, for any purpose germane to the meeting, at the place of such meeting, or in such other place within the city where the meeting is to be held as shall be specified in the notice of the meeting, for ten days before any such meeting and shall be produced and kept open at the meeting during the whole time thereof. Unless authorized by resolution of the Board of Directors, no stockholder shall have the right to examine the accounts or books of the Corporation (other than the stock ledger) except as such right may be specifically conferred by the laws of the State of Delaware or by these By-laws.

ARTICLE IX
Fiscal Year

      The fiscal year of the Corporation shall end on the 31st day of October in each year, or otherwise, as the Board of Directors may determine.

ARTICLE X
Seal

      The Board of Directors shall provide a suitable seal, having inscribed thereon the name of the Corporation, the year of incorporation and such other appropriate legend as may from time to time be determined by the Board. If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

ARTICLE XI
Amendments

      These By-laws may be altered, repealed or amended at any regular meeting of the stockholders, or at any special meeting of the stockholders at which a quorum is present or represented, provided that notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the entire Board of Directors at any regular meeting of the Board, or at any special meeting of the Board, if notice of the proposed alteration or repeal be contained in the notice of such special meeting.